EXHIBIT 99.1
Quanterix Provides Update on Financial Performance
Company announced preliminary Q4 2024 revenue of approximately $34.9 million and FY 2024 revenue of approximately $137.2 million, representing 12% year-over-year growth for the full year
BILLERICA, Mass. – Jan. 14, 2025 – Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultrasensitive biomarker detection, today announced selected preliminary, unaudited results for the fourth quarter and full year ended December 31, 2024.
“I am pleased with our team’s execution as we delivered our seventh consecutive quarter of double-digit revenue growth,” said Masoud Toloue, PhD, President and Chief Executive Officer of Quanterix. “Despite a difficult capital spending environment, Quanterix has shown operational resiliency, and we expect to continue to build on this performance, as we enter 2025 from a position of strength. I am also excited about our recently announced acquisition of Akoya Biosciences. We believe we can create tremendous value by driving new growth and applying the same robust execution to the combined company.”
Selected Preliminary, Unaudited Fourth Quarter 2024 Financial Results
•Revenue of approximately $34.9 million for the three months ended December 31, 2024, representing 11% year-over-year growth.
◦Instruments revenue of approximately $3.1 million, representing a 6% year-over-year decline.
◦Consumables revenue of approximately $17.4 million, remaining flat year-over-year.
◦Accelerator revenue of approximately $8.6 million, representing 22% year-over-year growth. As previously disclosed, the fourth quarter performance does not include $1.5 million of revenue from an order under an agreement with Eli Lilly, which was completed in the third quarter of 2024.
◦Other revenue of approximately $5.8 million, representing 57% year-over-year growth.
•The Company used approximately $4.4 million of cash in the quarter ended December 31, 2024.
Selected Preliminary, Unaudited Full Year 2024 Financial Results
•Revenue of approximately $137.2 million for the twelve months ended December 31, 2024, representing 12% year-over-year growth.
◦Instruments revenue of approximately $10.5 million, representing a 33% year-over-year decline.
◦Consumables revenue of approximately $69.3 million, representing year-over-year growth of 8%.
◦Accelerator revenue of approximately $38.0 million, representing year-over-year growth of 36%.

◦Other revenue of approximately $19.4 million, representing year-over-year growth of 30%.
•The Company ended December 31, 2024 with cash, cash equivalents, marketable securities and restricted cash of approximately $292 million. The Company used approximately $32 million of cash in the twelve months ended December 31, 2024.
The Company’s unaudited, preliminary 2024 financial results are based on current expectations and do not represent a comprehensive statement of the Company’s financial results for the fourth quarter or full year 2024. These unaudited, preliminary results remain subject to the completion of financial closing procedures, internal reviews, and annual audit procedures.
J.P. Morgan Healthcare Conference
As previously announced, Quanterix’s President and Chief Executive Officer Masoud Toloue will present at the 43rd Annual J.P. Morgan Healthcare Conference taking place at the Westin St. Francis Hotel in San Francisco, CA. Quanterix’s presentation will be on Wednesday, January 15, 2025, at 4:30 p.m., PST. In addition to the session, Quanterix will also host one-on-one meetings with institutional investors during the conference. A live webcast of the Company's presentation and question and answer session will be available on the "Investors" section of the Company's website.
Earnings Call to Be Held on March 17, 2025
Quanterix also announced that it will release its fourth quarter and full year 2024 financial results on Monday, March 17, 2025.
About Quanterix
From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is fueling breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa® technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Level of Quantification (LoQ). Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 3,100 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.
IMPORTANT ADDITIONAL INFORMATION
In connection with the proposed acquisition of Akoya Biosciences, Inc. (“Akoya”) by Quanterix, Quanterix will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will contain a joint proxy statement of Quanterix and Akoya and a prospectus of Quanterix (the “Joint Proxy Statement/Prospectus”), and each of Quanterix and Akoya may file with the SEC other relevant documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY QUANTERIX AND AKOYA, AS WELL AS ANY AMENDMENTS OR

SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUANTERIX, AKOYA AND THE PROPOSED TRANSACTION. A definitive copy of the Joint Proxy Statement/Prospectus will be mailed to Quanterix and Akoya stockholders when that document is final. Investors and security holders will be able to obtain the Registration Statement and the Joint Proxy Statement/Prospectus, as well as other filings containing information about Quanterix and Akoya, free of charge from Quanterix or Akoya or from the SEC’s website when they are filed. The documents filed by Quanterix with the SEC may be obtained free of charge at Quanterix’s website, at www.quanterix.com, or by requesting them by mail at Quanterix Investor Relations, 900 Middlesex Turnpike, Billerica, MA 01821. The documents filed by Akoya with the SEC may be obtained free of charge at Akoya’s website, at www.akoyabio.com, or by requesting them by mail at Akoya Biosciences, Inc., 100 Campus Drive, 6th Floor, Marlborough, MA 01752, ATTN: Chief Legal Officer.
PARTICIPANTS IN THE SOLICITATION
Quanterix and Akoya and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quanterix or Akoya in respect of the proposed transaction. Information about Quanterix’s directors and executive officers is available in Quanterix’s proxy statement dated April 15, 2024, for its 2024 Annual Meeting of Stockholders, and other documents filed by Quanterix with the SEC. Information about Akoya’s directors and executive officers is available in Akoya’s proxy statement dated April 23, 2024, for its 2024 Annual Meeting of Stockholders, and other documents filed by Akoya with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the Joint Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Quanterix or Akoya as indicated above.
NO OFFER OR SOLICITATION
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger of Quanterix and Akoya, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The selected financial results for the fourth quarter and full year ended December 31, 2024 included in this press release are preliminary, unaudited and subject to completion. Such preliminary results are subject to the finalization of quarter and year-end financial and accounting procedures, and actual results may vary from the preliminary results presented herein. The preliminary results represent management estimates that constitute forward-looking statements subject to risks and uncertainties.
Statements included in this communication that are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

Securities Exchange Act of 1934, as amended. Forward-looking statements are based on, among other things, projections as to the anticipated benefits of the proposed transaction as well as statements regarding the impact of the proposed transaction on Quanterix’s and Akoya’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction and the closing date for the proposed transaction. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Quanterix and Akoya caution readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood, and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to the transaction with Akoya: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement entered into between Quanterix and Akoya; the outcome of any legal proceedings that may be instituted against Quanterix or Akoya; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and stockholder approvals or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; the possibility that the anticipated benefits and synergies of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Quanterix and Akoya do business; the possibility that the proposed transaction may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; changes in Quanterix’s share price before the closing of the proposed transaction; risks relating to the potential dilutive effect of shares of Quanterix common stock to be issued in the proposed transaction; and other factors that may affect future results of Quanterix, Akoya and the combined company. Additional factors that could cause results to differ materially from those described above can be found in Quanterix’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, Akoya’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents Quanterix and Akoya file with the SEC, which are available on the SEC’s website at www.sec.gov.
All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s or Akoya’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix and Akoya anticipate. Quanterix and Akoya caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Neither Quanterix nor Akoya assumes any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Quanterix Contacts
Contacts
Media Contact:
Marissa Klaassen
media@quanterix.com
Investor Relations Contact:
Joshua Young
ir@quanterix.com